Exhibit 23(a)



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



To the Board of Directors
General Electric Capital Corporation:

Dear Sirs:

We consent to the incorporation by reference in the Amendment No. 2 to the Registration Statement No. 333-132807 on Form S-3 of General Electric Capital Corporation (the "Registration Statement") of our report dated February 9, 2007, relating to the statement of financial position of General Electric Capital Corporation and consolidated affiliates as of December 31, 2006 and 2005, and the related statements of earnings, changes in shareowner's equity and cash flows for each of the years in the three-year period ended December 31, 2006, and the related financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2006, and the effectiveness of internal control over financial reporting as of December 31, 2006, which report appears in the December 31, 2006 annual report on Form 10-K of General Electric Capital Corporation. Our report, which is incorporated by reference in the Registration Statement, refers to a change in the method of accounting in 2006 for pension and other postretirement benefits.

Our aforementioned report expresses our opinion that the Corporation did not maintain effective internal control over financial reporting as of December 31, 2006 because of the effect of a material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states that management has identified and included in its assessment the following material weakness as of December 31, 2006: the Company did not have adequately designed procedures to designate each hedged commercial paper transaction with the specificity required by Statement of Financial Accounting Standards 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES, as amended.

We also consent to the reference to our firm under the heading "Experts" in the Registration Statement.


/s/ KPMG LLP

Stamford, Connecticut
November 6, 2007